SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                February 10, 1997
                Date of Report (Date of earliest event reported)


                            DIGITAL BIOMETRICS, INC.
               (Exact name of Registrant as Specified in Charter)


        Delaware                     0-18856                    41-1545069
(State or Other Jurisdiction    (Commission File No.)      (IRS Employer ID No.)
     of Incorporation)


         5600 Rowland Road, Suite 205, Minnetonka, Minnesota 55343-4315
                    (Address of principal executive offices)


                                 (612) 932-0888
              (Registrant's telephone number, including area code)




ITEM 9. SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

         On October 11, 1995, Digital Biometrics, Inc. (the "Company") completed a private placement to off-shore accredited investors of $10,900,000 of 8% Convertible Debentures due September 29, 1998 (the "Debentures"). Net proceeds to the Company resulting from the sale of the Debentures after placement fees but before legal and other expenses were $10,109,750.

         The Company has the right to redeem the Debentures prior to conversion. The Debenture conversion price is equal to the lesser of $7.00 per share of common stock or 85% of the average trading price of such shares for any five consecutive trading days before conversion. Interest accrued on the Debentures is also payable in shares of the Company's common stock at the time of conversion at the conversion price as described above.

         On February 10 and February 12, 1997, an aggregate of $100,000 principal amount of the Debentures, together with $10,893.15 of accrued interest was converted into 62,144 shares of the Company's common stock at $1.816875 and $1.753125, respectively. In connection with such share conversions, the Company relied on exemptions from registration contained in Rule 903(c)(2) of Regulation S promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended, and Section 4(2) of such act.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           DIGITAL BIOMETRICS, INC.




Dated:  February 18, 1997                    By:/s/ James C. Granger
                                                --------------------
                                                James C. Granger
                                                Chief Executive Officer